Exhibit 16.1

Pritchett, Siler & Hardy, PC

Certified Public Accountants

July 27, 2018

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Trendmaker Inc. Limited

Commission File No. 333-200624

We have read the statements that Trendmaker Inc. Limited., included under Item 4.01 of the Form 8-K report dated July 27, 2018, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, PC
Salt Lake City, UT